Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Completes the Sale of its 555 North Research Place Facility

CENTRAL ISLIP, N.Y., (Business Wire) – July 29, 2021 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced it closed on the sale of its facility located at 555 North Research Place, Central Islip, New York (“555 Building”) for the purchase price of $24,360,000. The Company previously announced it had entered into a contract of sale in March 2021.

Thomas McNeill, Executive Vice President & Chief Financial Officer, said “We are pleased to announce the closing of the sale of the 555 Building on July 26, 2021. Simultaneous with the sale, we satisfied our outstanding mortgage debt, including interest and fees, on the 555 Building in the amount of $9,352,719, as well as costs related to the closing of the transaction, which resulted in net proceeds to the Company of approximately $14.0 million. Further, we have entered into a new IDA agreement with the Town of Islip concerning our remaining facility at 355 South Technology Drive in Central Islip (“355 Building”), which includes, among other things, real estate and sales tax abatements incentives.”

Emmanuel Lakios, President and Chief Executive Officer said, “In January 2021 we determined that the 555 Building was not required for present and any foreseen business operations. The sale was a key step in our business strategy by converting brick and mortar to working capital. The working capital will be used for the Company’s sustainability, and future growth. The business operations previously located in the 555 Building have been consolidated into the 355 Building and for the Tantaline group into our Denmark facility during the first half of 2021.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements. Past performance in not a guaranty of future results.

For further information about this topic please contact:

Thomas McNeill

Phone: (631) 981-7081

Fax: (631) 981-7095                  Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com
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